Exhibit 10.8
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is executed to be effective as of March 1, 2005, by and between Alliance Gateway No. 58, Ltd., a Texas limited partnership (“Landlord”) and Victor Equipment Company, a Delaware Corporation (“Tenant”).
W I T N E S S E T H   T H A T:
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 22, 2003 (the “Original Lease”);
     WHEREAS, Landlord and Tenant also executed that certain First Amendment to Lease dated effective as of May 1, 2004 (the “First Amendment”);
     WHEREAS, the Original Lease, as amended by the First Amendment, is referred to herein as the “Lease”;
     WHEREAS, Landlord and Tenant desire to modify certain provisions of the Lease and agree to certain other matters as set forth below.
     NOW, THEREFORE, for good and valuable consideration including the amendments stated herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.	Defined Terms. Capitalized terms not defined in this Second Amendment Shall have the meanings assigned to such terms in the Lease. To the extent that there is any conflict between any provision of the Lease and this Second Amendment, this Second Amendment shall control.

2.	Term. The “Term” of the Lease is hereby extended until 5:00 p.m. on February 28, 2015 (the “Expiration Date”), subject to adjustment and earlier termination as provided in the Lease.

3.	Base Rent. The term “Base Rent” is hereby amended by replacing the definition of Base Rent set forth in the Lease with the following amounts payable in advance, without demand, deduction or set off, during the time periods indicated:

Months	Corresponding	Monthly	Annual	Per Square Foot
of Term	Calendar Months	Base Rent	Base Rent	Per Annum
1-3	(Jan-Mar 2004)	$0.00	$0.00	$0.00 PSF
4	(April 2004)	$42,184.17	$506,210.00	$4.46 PSF
5-14	(May 2004 - Feb 2005)	$65,884.48	$790,613.70	$4,45 PSF
15-74	(Mar 2005 - Feb 2010)	$61,442.83	$737,313.90	$4.15 PSF
75-134	(Mar 2010 - Feb 2015)	$68,845.58	$826,146.90	$4.65 PSF
          (Subject to adjustments as provided in the Lease)

4.	Expired Right of First Offer. Landlord and Tenant hereby acknowledge and agree that the Right of First Offer described in Exhibits “G” and “G-1” to the Lease has expired and is of no further effect. Accordingly, Exhibits “G” and “G-1” to the Lease are hereby deleted in their entirety.

5.	Grant of New Right of First Offer. From and after the date hereof, Landlord hereby grants to Tenant a right of first offer (“ROFO”) to lease the remaining leasable space in the Building which consists of approximately 100,667 square feet, more particularly identified as the cross-batched area on Exhibit “A” attached to this Second Amendment (the “Additional Space”) in accordance with the terms set forth herein. At such time as Landlord desires to lease all or a portion of the Additional Space to an unaffiliated third party (“Third Party”), Landlord shall give Tenant written notice thereof (“Offer Notice”) and shall offer to lease to Tenant the Additional Space upon the trams and conditions stated in the Offer Notice. The Offer Notice shall specify the portion of the Additional Space subject to such offer, the rent to be paid for such Additional Space, and the date on which the Additional Space in question shall be included in the Premises. Tenant may exercise the ROFO by delivering written notice (the “ROFO Election Notice”) to Landlord, within twenty-one (21) days after Landlord delivers the Offer Notice to Tenant (the “ROFO Exercise Period”), that Tenant elects to lease all of such Additional Space, at the rental rate and upon the other terms and conditions set forth in the Offer Notice. If Tenant timely elects to lease such Additional Space by delivering the ROFO Election Notice within the ROFO Exercise Period, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date such Additional Space is to be included in the Premises, and providing for Tenant’s leasing of such Additional Space on the same terms and conditions as set forth in the Offer Notice. If Tenant fails or is unable to timely exercise the ROFO by delivering the ROFO Election Notice to Landlord within the ROFO Exercise Period, then Tenant’s rights with regard to the ROFO shall terminate, time being of the essence with respect to the exercise thereof, and Landlord may lease all or any portion of the Additional Space to the Third Party or to any other party upon terms which are acceptable to Landlord. In the event that Landlord fails to execute a Lease with the Third Party or any other party within one hundred eighty (180) days after the end of the ROFO Exercise Period, then (i) Tenant’s ROFO will be reinstituted with regard to the Additional Space, and (ii) Landlord must again comply with the terms of this Section before leasing the Additional Space to the Third Party or any other party. Notwithstanding anything to the contrary. Tenant may not exercise its rights under the ROFO if Tenant is in default under the Lease or if Tenant is not then occupying the entire Premises. Tenant’s rights under the ROFO shall terminate if (a) the Lease or Tenant’s right of possession of the Premises is terminated or expires, or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate).

6.	Renewal Option.

(a) Provided the Lease is still then in full force and effect and further provided that Tenant is not in default under any of the terms, covenants or conditions of the Lease, Tenant shall have one (1) option (the “Renewal Option”) to extend the Term of the Lease for a period of sixty (60) months following the Expiration Date (the “Renewal Term”). To exercise this Renewal Option, Tenant shall, no earlier than fifteen (15) months prior to the Expiration Date, and no later than fourteen (14) months prior to the Expiration Date, send written notice (“Renewal Exercise Notice”) to indicating that Tenant desires to exercise the Renewal Option. If Tenant timely exercises the Renewal Option in accordance with the provisions and limitations set forth herein, the Term of the Lease shall be extended for the

Renewal Term upon all of the then applicable terms, convenants and conditions contained in the Lease, except that the Base Rent payable during such Renewal Term shall be at an annual rate determined as set forth in Section 6(b) below, it being understood that such Base Rent due during the Renewal Term shall be payable in equal monthly installments, in advance, without demand, deduction or set off, in the same manner as during the Term of the Lease immediately prior to the Renewal Term.

(b) The Base Rent for the Renewal Term shall be at the prevailing “Market Rate” rental value for space of equivalent quality, size, utility and location in the area (taking into consideration the length of the Renewal Term, the credit status of Tenant, and all other relevant factors). To determine the Market Rate rental value of the Premises for the Renewal Term, Landlord shall provide Tenant with Landlord’s written designation (“Landlord’s Designation”) of what Landlord believes, in its sole discretion, the Market Rate rental value to be, indicating the Base Rent to be charged for the Renewal Term. Landlord’s Designation shall be sent to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Exercise Notice. Within thirty (30) days after Tenant’s receipt of Landlord’s Designation (the “Negotiation Period”), Tenant may do any of the following:
(i)	accept the Market Rate rental value set forth in Landlord’s Designation by delivering written notice of such acceptance to Landlord;

(ii)	reject the Market Rate rental value set forth in Landlord’s Designation and propose a counteroffer by delivering written notice to Landlord (“Notice of Counteroffer”); or

(iii)	reject the Market Rate rental value set forth in Landlord’s Designation and retract Tenant’s Renewal Exercise Notice by delivering written notice (“Notice of Non-Renewal”) to Landlord prior to the end of the Negotiation Period, in which case the Lease shall terminate on the Expiration Date.
(c) If Tenant delivers a Notice of Counteroffer and both Landlord and Tenant agree upon the Market Rate rental value of the Premises for the Renewal Term, then, prior to the end of the Negotiation Period, Landlord and Tenant shall execute an amendment to the Lease setting forth the Base Rent for the Renewal Term. If Landlord and Tenant fail to execute such an amendment during the Negotiation Period and if Tenant fails to deliver a Notice of Non-Renewal to Landlord during the Negotiation Period, then Tenant shall be deemed to have accepted Landlord’s Designation, and the Lease will be automatically extended for the Renewal Term upon all of the then applicable terms, covenants and conditions contained in the Lease, except that the Base Rent payable during such Renewal Term shall be as set forth in Landlord’s Designation.

(d) Time is of the essence with respect to the exercise of the Renewal Option. Tenant shall not have the right to give any notice exercising the Renewal Option after the expiration of the applicable time limitation set forth herein, and any notice given after such time limitation purporting to exercise such Renewal Option shall void and of no force or effect.

7.	Tenant Acknowledgement. Tenant acknowledges and agrees that (a) Landlord has performed all of its obligations under the Lease, and (b) there are no offsets, claims or defenses to the payment of rent and the performance of the other obligations of Tenant under the Lease.

8.	General. Except as herein amended, the Lease shall continue in full force and effect, and, as hereby amended, is hereby ratified and affirmed. This Second Amendment may be executed in multiple counterparts, each of which shall be identical, but which together will constitute one and the same instrument. The parties may execute and exchange counterparts of the signature pages of this Second Amendment by facsimile, which shall be deemed originals for all purposes.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment under seal of the date and year written below.
     EXECUTED BY LANDLORD, this 12 day of April, 2005.

ALLIANCE GATEWAY NO. 58, LTD.,
a Texas limited partnership

By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

	By:	Hillwood Alliance GP, LLC,
a Texas limited liability company,
its general partner

		By: Name:	/s/ Michael K. Berry Michael K. Berry
		Its:	Executive Vice President
     EXECUTED BY TENANT, this 30th day of March, 2005.

VICTOR EQUIPMENT COMPANY, a Delaware corporation
By:	/s/ ILLEGIBLE
Name: ILLEGIBLE
Its: VP Global Procurement